Exhibit 10(i)

A. O. SMITH CORPORATION
INCENTIVE COMPENSATION AWARD AGREEMENT
FOR

THIS AGREEMENT, made and entered into this day of , by and between A. O. Smith Corporation (hereinafter called the "Company") and
   (hereinafter called "Executive");
WITNESSETH :

WHEREAS, the Board of Directors of the Company has adopted the A. O. Smith Combined Incentive Compensation Plan, as amended and restated , (hereinafter called the "Plan"), which is administered by the Personnel and Compensation Committee of the Board of Directors (hereinafter called the "Committee");
WHEREAS, the Executive, upon the terms and conditions herein set forth, will be a participant for the fiscal year of the Company commencing , (hereinafter called the "Plan Year") under the Plan, the terms and conditions of which Plan are incorporated herein by reference; and
WHEREAS, this Agreement constitutes a separate contract such as is provided for in the Plan.
NOW, THEREFORE, in consideration of the payments herein provided, and of the covenants and agreements herein set forth, the parties hereby mutually covenant and agree as follows:
I.Awards. The Company, subject to the limitations of the Plan, shall provide the Executive the following Awards subject to the conditions set forth in the Plan.
A.Restricted Stock Units (Phantom Stock)
(i)The Executive is hereby awarded Restricted Stock Units which shall vest based on the financial performance of the Company. The Restricted Stock Units shall vest on , if the average of the Company’s annual return on equity ("ROE") for calendar years                 through ("Performance Period") is equal to      per cent (   %) or more. ROE for each calendar year in the Performance Period shall be calculated by dividing the Company’s net earnings for the calendar year by the average monthly stockholder equity during such year.

If the average of the ROE for the Performance Period is less than       per cent (     %), then all Restricted Stock Units shall be forfeited.
(ii)The calculation of ROE shall be adjusted by the Committee to account for non-reoccurring factors, extraordinary gains or losses; changes in accounting rules; acquisitions and divestures of more than $              ; stock issuances or stock dividends.
(iii)If the Restricted Stock Units vest on , , the Executive will receive Shares of Company common stock as soon as practicable after the vesting date. The Executive will be subject to any tax withholding requirement at the time the Shares are issued or the Restricted Stock Units are vested.
(iv)The Executive will be credited with dividends on Restricted Stock Units equivalent to the amount declared on the same number of actual shares of Company stock. This credit arises with respect to cash dividends with a record date on or after the date this Award is effective and on or before the vesting date. No later than January 31st following each year in which a dividend equivalent is credited, the amount of the dividend equivalents either will be credited to the Executive’s Deferred Compensation Account in the Non-Qualified Deferred Compensation Plan, or will be paid to the Executive in cash if the Executive has no account under such plan. If the Executive’s base salary is paid in a currency other than U.S. Dollars, any cash payment hereunder shall be converted to the same currency as the Executive’s base salary using the exchange rate reported in the Wall Street Journal on the business day immediately prior to the date of payment.
(v)Treatment of Restricted Stock Units upon termination:
a.If the Executive ceases to be an employee of the Company and its Affiliates prior to . by reason of death, Disability or upon attaining normal retirement age (as defined in the A. O. Smith Retirement Plan for Salaried Employees, without regard to whether the Executive is a participant in such plan), the Executive or his or her designated beneficiary shall be entitled to receive the Shares if the Restricted Stock Units vest on                                   ,           .
b.If the Executive ceases to be an employee of the Company and its Affiliates prior to , by reason of early retirement and has attained age 57 and 10 years of service at the time of retirement, the Executive shall be entitled to receive the Shares if the Restricted Stock Units vest on , , provided the Executive was participating in the Plan on February 1, 2016 and was born on or before February 1, 1966. If the Executive was not participating in the Plan on February 1, 2016 and/or was born after February 1, 1966, the Executive shall be entitled to a pro-rata number of Shares based on the period of the Executive’s employment during the three-year vesting period if the Restricted Stock Units vest on , .
c.If the Executive's employment with the Company and its Affiliates is terminated prior to , due to a

“Qualifying Termination” as that term is defined in the A. O. Smith Corporation Senior Leadership Severance Plan (hereinafter called the “Severance Plan”), the Restricted Stock Units shall vest in accordance with the provisions of the Severance Plan.
d.If the Executive’s employment terminates for any other reason prior to , , then this Award shall terminate immediately on the date of the Executive’s employment termination, and the Restricted Stock Units and any credited cash dividend equivalent payments not yet paid shall be forfeited.
(vi)In the event of a “Change in Control” of the Company, as defined in the Severance Plan, the Restricted Stock Units shall be treated in accordance with the provisions of the Severance Plan.
(vii)The Executive shall not be deemed for any purposes to be a stockholder of the Company with respect to any of the Shares underlying the Restricted Stock Units except to the extent that such Shares have been issued in settlement of the Restricted Stock Units and stock issued in book entry.
B.Stock Option
(i)The Company grants the Executive a Non-Qualified Stock Option to purchase from the Company an aggregate amount of Shares of the common stock of the Company, authorized and unissued or, at the discretion of the Company, treasury stock if available.
(ii)The price to be paid for the Shares upon exercise of this option shall be        per Share which is equal to the average of the high and low sales price of the Shares on the New York Stock Exchange on the grant date of                              ,             (or on the immediately preceding trading day, if the grant date was not a trading day).
(iii)This option is exercisable as follows:
a. Shares become exercisable on , .
b. Shares become exercisable on , .
c. Shares become exercisable on , .
(iv)The right to exercise the option expires on , . This option may terminate prior to that date, however, as described in subsection (viii) below.
(v)Except as provided below, this option may only be exercised by the Executive while in the employ of the Company or its Affiliates.
(vi)This option may be exercised by the Executive through notice to the Company or its authorized administrator specifying the number of Shares in respect to which this option is being exercised, accompanied by payment for such Shares or through a cashless exercise as may be authorized by the Company.

(vii)During the life of the Executive, this option may be exercised only by the Executive.
(viii)This option shall be subject to the following events and shall be disposed of, or acted upon, in the manner set forth below:
a.If the Executive ceases to be an employee of the Company and its Affiliates by reason of Disability or Retirement, then this option shall terminate at the earlier of five (5) years from the date of termination of employment or . .
b.If the Executive ceases to be an employee of the Company and its Affiliates by reason of death then this option shall terminate at the earlier of one (1) year from the date of death or . .
c.If the Executive ceases to be an employee of the Company and its Affiliates as a result of a Qualifying Termination, then this option shall be treated in accordance with the terms of the Severance Plan.
d.If the Executive’s employment is terminated by the Company or its Affiliates for Cause then this option shall terminate immediately upon such termination of employment.
e.If the Executive ceases to be an employee of the Company and its Affiliates due to an involuntary termination without Cause that is not a Qualifying Termination, then (i) the portion of this option that is not vested as of the date of such termination shall terminate immediately upon such termination of employment, and (ii) the portion of the option that is vested as of the date of such termination of employment shall terminate the earlier of three (3) months from the date of such involuntary termination or , . Notwithstanding the above, if there is a “no trade window” in effect on the date of the Executive’s termination, the three (3)-month period to exercise this option shall run from the date the “no trade window” expires.
f.If the Executive ceases to be an employee of the Company and its Affiliates due to a voluntary resignation that is not a Qualifying Termination, then (i) the portion of this option that is not vested as of the date of such termination shall terminate immediately upon such termination of employment, and (ii) the portion of the option that is vested as of the date of such termination of employment shall terminate the earlier of three (3) months from the date of such voluntary termination or , . Notwithstanding the above, if there is a “no trade window” in effect on the date of the Executive’s termination, the three (3)-month period to exercise this option shall run from the date the “no trade window” expires.
g.In the event of a “Change in Control” of the Company, as defined in the Severance Plan, this option shall be treated in accordance with the provisions of the Severance Plan.

(ix)The Executive agrees on behalf of the Executive, and the heirs, legatees, and legal representatives of the Executive, with respect to all Shares (or any Shares of the Company's Common Stock issued pursuant to a stock dividend or stock split thereon or any securities issued in lieu thereof or in substitution or exchange therefor), that Executive, and the heirs, legatees, and legal representatives of Executive, will comply with such restrictions as may be necessary to satisfy the requirements of the Securities Act of 1933.
(x)The Executive shall not be deemed for any purposes to be a stockholder of the Company with respect to any of the Shares underlying this option except to the extent that this option shall have been exercised with respect thereto and a stock certificate issued therefor.
(xi)The existence of this option shall not affect in any way the right or power of the Company or its stockholders to make or authorize any or all adjustments, recapitalizations, reorganizations or other changes in the Company's capital structure or its business, or any merger or consolidation of the Company, or any issue of bonds, debentures, preferred or prior preference stock of, or affecting the common stock of, the Company or the rights thereof, or dissolution or liquidation of the Company, or any sale or transfer of all or part of its assets or business, or any other Corporate act or proceeding, whether of a similar character or otherwise.
C.Performance Award
(i)The Executive is hereby awarded Performance Units with a value of $ per unit at the payment date. The Executive shall earn a percentage of the Performance Unit award upon achievement of a Performance Goal based on the Return on Invested Capital (“ROIC”) as a percentage of the cost of capital during the period , through , . ROIC is calculated by taking net income before after-tax cost of interest divided by total capital. The Performance Goal is calculated as follows:

ROIC as % of cost of capital =	Average ROIC during , through ,
Year End Cost of Capital

Performance Goal	Percentage of Performance Units Earned
Less than %	0%
%	50%
%	100%
% or more	200%

Percentage earned will be interpolated between points on the table.

(ii)Performance awards which have been earned shall be paid in cash to the Executive no later than                    ,            . If the Executive’s base salary is paid in a currency other than U.S. Dollars, any payment earned shall be converted to the same currency as the Executive’s base salary using the exchange rate reported in the Wall Street Journal on the business day immediately prior to the date of payment.
(iii)Performance Goals shall be adjusted by the Committee to account for non-reoccurring factors, extraordinary gains or losses; changes in accounting rules; acquisitions and divestures of more than $                   ; stock issuances or stock dividends.
(iv)If the Executive ceases to be an employee of the Company and its Affiliates prior to                        ,           by reason of death, Disability, or Retirement the Executive or his or her beneficiary shall be entitled to receive a pro-rata portion of the Award based on the period of the Executive’s employment during the three-year performance period and based on actual performance measured at the end of the three-year performance period. Payment of the pro-rata portion will be made by no later than                    ,           . If the Executive ceases to be an employee of the Company as a result of a Qualifying Termination, then this Performance Award shall be treated in accordance with the terms of the Severance Plan. If the Executive’s employment with the Company shall be terminated prior to                    ,            for any other reason, no Award shall be payable.
(v)In the event of a “Change in Control” of the Company, as defined in the Severance Plan, this Award shall be treated in accordance with the provisions of the Severance Plan.
D.Annual Incentive Compensation
(i)The amount of the Executive’s annual incentive compensation shall be based on the achievement of the performance goal(s) established for         . The Committee shall determine the amount of the annual incentive compensation that may be earned, as well as the performance goals(s) that must be achieved. The potential incentive payout amount and the performance goal(s) will be communicated to the Executive by the Company. Annual incentive compensation, if earned, shall be paid in cash no later than                           ,             . If the Executive’s base salary is

paid in a currency other than U.S. Dollars, any cash payment hereunder shall be converted to the same currency as the Executive’s base salary using the exchange rate reported in the Wall Street Journal on the business day immediately prior to the date of payment.
(ii)The calculation of the performance goal(s) shall be adjusted by the Committee to account for non-reoccurring factors, extraordinary gains or losses; changes in accounting rules; acquisitions and divestures of more than $                    ; stock issuances or stock dividends.
(iii)If the Executive ceases to be an employee of the Company prior to                      ,        by reason of death, Disability, or Retirement, the Executive or his or her beneficiary shall be entitled to receive a pro-rata portion of the annual incentive compensation based on the period of time the Executive was employed during            and based on actual performance measured at the end of the annual performance period. Payment of the pro-rata portion will be made by no later than                         ,          . If the Executive’s employment with the Company shall be terminated prior to                   ,         for any other reason, no annual incentive compensation shall be paid except as may be provided in the Severance Plan.
II.Beneficiary. In accordance with the Plan, the Executive, by completing, signing and returning to the Company a "Designation of Beneficiary," shall have the right to designate a beneficiary to receive any payment of any Award (deferred or otherwise) and/or to exercise the option, remaining unpaid and/or unexercised at Executive's death, all in the manner and to the extent set forth in this Agreement. The designation may be changed at any time by written notice delivered to the Company. If no Designation of Beneficiary is made, any Award remaining unpaid or unexercised, in whole or in part, at the time of death of the Executive, shall be paid to, or may be exercised by, his legal representative. The Executive cannot otherwise transfer any Award.
III.Withholding. As to any payment of Shares or cash credited or paid pursuant to this agreement, the Committee may require that the Executive or his or her personal representative, as the case may be, agree to any procedure necessary to enable the Company to make adequate income tax withholdings.
IV.Nonassignability. Neither Executive nor any of his or her beneficiaries shall have any right or power to alienate, anticipate, commute, pledge, encumber or assign any right to receive any amount which hereafter may become or at any time be due hereunder, and no attempt to effect any such alienation, anticipation, commutation, pledge, encumbrance or assignment will be recognized, honored or accepted by the Company.
V.Forfeiture. So long as any portion of any Award (including amounts deferred), remains unpaid or undistributed, the Executive’s right to receive such amount shall be subject to forfeiture as provided in Section 16(n) of the Plan.
VI.Clawback. This Award shall be subject to the clawback provision of Section 16(n) of the Plan and this paragraph. The Company may in its sole discretion and as allowed by law recoup amounts paid to the Executive under this Award Agreement in the event of (a) a financial restatement of the Company's previously issued financial statements as a result of errors, omission, fraud, or noncompliance with any financial reporting requirement under the securities laws, or (b) any conduct by Executive, or concerning which Executive has direct knowledge and fails to timely take action to address, that is materially adverse to the Company (such conduct to include conduct that in the reasonable opinion of the Company: (i) warrants or could warrant the Executive’s dismissal; or (ii) is a violation of the Company’s Guiding Principles, or any law, regulation or listing standard (collectively, “Violation”), whether or not such Violation results in criminal prosecution or sanctions against Executive or the Company, and whether or not the Company learns of such Violation before or after the Executive’s termination of employment). In such circumstances, the Committee shall review the facts and circumstances underlying the restatement or Violation. After this review, if it is determined that an Award amount was based on the achievement of certain financial results that were the subject of a restatement, or that the Violation subjected the Company to financial, reputational or other harm, the Committee may, in its discretion, require the Executive to reimburse the Company for all or a portion of any Award actually paid to the Executive or, if such Award has been deferred into the Non-Qualified Deferred Compensation Plan, forfeit the Award so deferred. In each such instance, the Company may forfeit (to the extent deferred) or seek to recover (to the extent paid) the amount by which the Executive's Award amount exceeded the lower amount, if any, that would have been made based on the restated financial results or the amount that, in the Company’s sole discretion, the Company was harmed by such Violation. However, if the clawback arises from a material restatement of our financial results, the Company will not seek such recovery where the payment to Executive occurred more than three years prior to the date the Company is required to prepare the applicable restatement. If the clawback relates to knowledge of materially adverse conduct, there is no time limit on recovery. The Company will determine, in its sole discretion (but subject to the direction of the Committee), the method for obtaining reimbursement from the Executive. The Company may forfeit and/or recoup amounts paid in respect of an Award regardless of whether the Executive is still employed by the Company or an affiliate on the date forfeiture and/or reimbursement is required. Forfeiture of or recoupment of amounts paid in respect of an Award does not limit any other remedies that the Company may have.
VII.Defined Terms; Agreement. Except as otherwise specifically defined in this Award Agreement, the terms used in this Award Agreement shall have the same meaning as the terms defined in the Plan. By signing below, the Executive indicates his or her agreement to the terms of this Award Agreement and the Plan, that he or she has read this Award Agreement and the Plan, and that he or she understands that in the event of any inconsistency between the terms of this Agreement and the Plan, the terms of the Plan shall control.
VIII.Employment. This Award Agreement does not confer upon Executive any right to continue in employment, nor shall it, except during the period specified in the preceding sentence, restrict Executive’s right to terminate employment at any time.

IN WITNESS WHEREOF, the Company has caused this instrument to be executed by its duly authorized officer, and the Executive has hereunto affixed his hand and seal, the day and year first above written.

    A. O. SMITH CORPORATION

    By:     ________________________________
    Chairman and Chief Executive Officer

    By:
        Executive